UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2008

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 16, 2008, Handleman Company (“Handleman”) filed a Form 12B-25 in which it requested a five-day extension for filing its Form 10-Q for the period ended November 1, 2008.

The Company was unable to complete its quarterly report on Form 10-Q on a timely basis due to its inability to complete the accounting related to its transition from going concern accounting to the liquidation basis of accounting. As a result of the Company’s shareholders approving the Plan of Final Liquidation on October 1, 2008, the Company transitioned to the liquidation basis of accounting during its second quarter of fiscal 2009. The Company has engaged outside consultants to assist with certain valuations, particularly related to the write down of assets from historical costs to net realizable value, but was still unable to complete the accounting under the liquidation basis for its second quarter ended November 1, 2008. Additional time is required to complete the Form 10-Q due to the estimates required related to accrued liquidation costs and finalization of the adjustments of assets and liabilities to net realizable value or estimated settlement amounts.

The Form 10-Q for the three months ended November 1, 2008 will be significantly different than the Form 10-Q for the comparable three-month period last year due to the Company’s transition to liquidation accounting. All operations, with the exception of the corporate function, are classified as discontinued operations for all periods presented (under the going concern basis of accounting). Under the liquidation basis of accounting, significant estimates are required, particularly related to accrued liquidation costs; the Company is in the process of finalizing these estimates.

The net loss (under going concern accounting) for the five months ended October 4, 2008 is expected to be significantly higher than the net loss for the six months ended October 27, 2007. This increase will be primarily due to the write down of certain assets to fair value, offset in part, by a reduction in the net loss from continuing operations.

As a result of the transition to the liquidation basis of accounting, a Consolidated Statement of Net Assets as of November 1, 2008 will be included in the Form 10-Q for the second quarter ended November 1, 2008, compared to the Company’s Consolidated Balance Sheet as of May 3, 2008. All assets and liabilities will be classified as current and stated at net realizable value or estimated settlement amounts as of November 1, 2008.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Name
99.1	Form 12b-25, Notification of Late Filing

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: December 16, 2008	By:	/s/ Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
99.1	Form 12b-25 filed December 16, 2008